Exhibit 99.1

  Hungarian Telephone and Cable Announces Net Income of $17.7 Million for 2006

     SEATTLE--(BUSINESS WIRE)--March 19, 2007--Hungarian Telephone and Cable Corp. (AMEX:HTC) today announced results for the fourth quarter and twelve months ended December 31, 2006. Net income for the year came in at $17.7 million or $1.24 per share (diluted) for the year, versus $2.8 million, or $0.20 per share (diluted), for 2005. Note that the Company has restated certain amounts due to two presentation reclassifications which do not affect net income or net income per share. The revenues have been restated and presented as gross, less cost of sales. Gross Margin previously reported as "Telephone services revenues, net", is unchanged. A Hungarian local business tax has been restated and included in income tax instead of selling, general and administrative expenses.

     RESULTS FOR FOURTH QUARTER

     For the quarter ended December 31, 2006, the Company reported Gross revenues of $53.8 million, an increase of 7% compared with the fourth quarter of 2005.

     Pro-forma net income and adjusted EBITDA, which excludes foreign exchange losses/gains, fair value changes on interest rate swaps and stock option non-cash accounting charges, were $5.2 million and $17.4 million, respectively, compared with pro-forma net loss of ($3.0) million and adjusted EBITDA of $7.6 million in the same period last year. This represents an increase of $8.2 million in pro-forma net income and 129% growth in adjusted EBITDA comparing the two periods.

     The Company's income from operations and net income attributable to common stockholders, determined in accordance with U.S. generally accepted accounting principles (GAAP), were $10.4 million and $16.8 million, respectively, for the three months ended December 31, 2006, compared with income from operations of $2.2 million and net loss attributable to common stockholders of ($3.8) million in the same period last year. Diluted income per share was $1.17 for the quarter ended December 31, 2006, compared with diluted loss per share of ($0.30) in the same period last year. The Company's results were affected by the one-time sale of optical fiber during the 4th quarter in 2006 to a local telecommunications operator. The Company reported a net foreign exchange gain of $13.1 million for the quarter ended December 31, 2006, compared to a net loss of $2.3 million for the fourth quarter of 2005. The net foreign exchange gain for the quarter reflects the strengthening of the Hungarian forint against the euro in the fourth quarter of 2006 between September 30 and December 31 levels. Included in the results for the quarter is a $0.9 million benefit due to changes in the fair value of the Company's interest rate swaps which were entered into on March 31, 2005. The estimated fair values of the Company's interest rate swaps are based on quoted market prices provided by the counterparty to the interest rate swaps and represent the estimated amounts that the Company would pay or receive to terminate the contracts.

     A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures".

     RESULTS FOR YEAR ENDED DECEMBER 31, 2006

     For the twelve months ended December 31, 2006, the Company reported Gross revenues of $193.7 million, an increase of 8% compared with 2005.

     Pro-forma net income and adjusted EBITDA, which excludes foreign exchange losses/gains, fair value changes on interest rate swaps and stock option non-cash accounting charges, were $13.9 million and $58.7 million, respectively, compared with $7.6 million and $53.9 million in the same period last year. This represents an increase of 83% in pro-forma net income and 9% growth in adjusted EBITDA comparing the two periods.

     The Company's income from operations and net income attributable to common stockholders, determined in accordance with U.S. generally accepted accounting principles (GAAP), were $32.6 million and $17.7 million, respectively, for the year ended December 31, 2006, compared with income from operations of $30.0 million and net income attributable to common stockholders of $2.8 million for 2005. Diluted earnings per share was $1.24 for the year ended December 31, 2006, compared with diluted earnings per share of $0.20 for 2005. The Company's results were affected by the inclusion of PanTel for 10 months in 2005 compared to a full year in 2006. The Company reported a net foreign exchange gain of $1.9 million for the year ended December 31, 2006, compared to a net loss of ($8.5) million for 2005. The net foreign exchange gain for the year reflects primarily the strengthening of the Hungarian forint against the euro, on the Company's
123.3 million euro average outstanding debt during the year ended December 31, 2006. Included in the results for the year is a $3.2 million gain due to changes in the fair value of the Company's interest rate swaps which were entered into on March 31, 2005. The estimated fair values of the Company's interest rate swaps are based on quoted market prices provided by the counterparty to the interest rate swaps and represent the estimated amounts that the Company would pay or receive to terminate the contracts.

     A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures".

     Cash from operations for the year ended December 31, 2006 was $44.6 million, while capital expenditure was $18.5 million for the year and $24.0 million of long-term debt under the Company's credit agreement was repaid. HTCC had cash and cash equivalents of $18.8 million at December 31, 2006.

     COMMENTS FROM TORBEN V. HOLM

     Commenting on these results, Torben V. Holm, President and Chief Executive Officer stated,

     "During 2006, HTCC succeeded in stabilizing its operations following our integration of PanTel's operations in 2005 and the significant changes in the competitive landscape in Hungary that occurred.

     Our expansion beyond Hungarotel's traditional operating areas has continued, offering competitive services to residential and small business markets. Our successful introduction of new products for the residential market allowed us to firmly cut back the loss of customers in the case of fixed line subscriptions that we experienced in 2005. We were also successful in our efforts to contain our operational costs in order to remain competitive with our expanded portfolio of products for both residential and corporate customers. We were particularly successful in our increased penetration of the DSL broadband market. In 2006, we tripled the number of subscribers in our traditional concession areas, while the Hungarian market increased by only 30% over the same period of time.

     Through PanTel, we have continued to expand our international wholesale business in the Central and Eastern European region. PanTel has also entered the residential market in April last year, and has started to gain market visibility. Our strategy defined two years ago of reaching a 20% share of the Hungarian market will be realized upon completion of our acquisition of Invitel, the country's second largest telecom operator, which transaction was announced in January. By combining the two companies we expect to realize significant synergies both in terms of direct cost savings and more efficient and effective investments. Consequently, we believe that we are well positioned to challenge our competitors outside our original territories and in key future growth areas. In the longer run, we will have to take provision of content through our broadband connections to the customers into consideration. IPTV is therefore high on our agenda."

     Mr. Holm added, "I am confident that our efforts will contribute to creating a real competitive environment in the Hungarian telecom market, and the customers will benefit from this. We continue to rely on the positive contribution of our employees to face the continued challenges that we will face as the second largest fixed line telecom operator of the Hungarian market."

     NON-GAAP FINANCIAL MEASURES

     The Company uses certain non-GAAP financial measures in evaluating its performance. These include pro-forma net income and Adjusted EBITDA (earnings before interest expense, interest income, foreign exchange gains/loss, taxes, depreciation and amortization, fair value changes on interest rate swaps and other, net). A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures referred to in this press release are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

     Pro-forma net income is net income without taking into account the recorded foreign exchange gain/loss, fair value changes on interest rate swaps and non-cash variable option accounting charges. The Company adopted variable option accounting for stock options in the fourth quarter of 2004 as a result of modifications to its stock option plans. The variable option charge is non-cash and, due to its potentially volatile effect on the statement of operations, management believes that its exclusion from pro-forma net income provides additional information in measuring the financial performance of the Company. The fair value changes on interest rate swaps is non-cash and represents the value to be paid/received by the Company, at the balance sheet date, for terminating its interest rate swap obligations. The Company is required under the terms of its credit agreement to maintain, at all times, some form of interest rate hedging protection.

     Adjusted EBITDA is cash flow from operations adjusted for changes in working capital, income taxes paid, interest paid, interest received, and other miscellaneous changes.

     Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company's financial and operational performance; making compensation decisions; planning and budgeting decisions; and financial planning purposes. The Company believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and
(ii) presents measurements that investors and its lending banks have indicated to management are important in assessing the Company and its liquidity. While the Company utilizes these non-GAAP financial measures in managing its business and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on the Company's cash flow. Pro-forma net income does not take into account the foreign exchange gains/losses, however these gains/losses may recur in future periods depending upon currency movements. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.

     The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

     ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

     Hungarian Telephone and Cable Corp. is the leading alternative telecommunications service provider in the Republic of Hungary with a presence in other countries in Central and Eastern Europe.

     Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                 Hungarian Telephone and Cable Corp.
                         Financial Highlights
                 (In Millions, Except Per Share Data)

                         Statements of Income

                                         Three Months        Year
                                              Ended          Ended
                                          December 31,   December 31,
                                           2006    2005   2006   2005
                                        -------- ------- ------ ------
                                          (unaudited)

Gross revenues                             53.8    50.4  193.7  179.6
Costs of sales                             21.5    22.4   80.5   69.4
                                        -------- ------- ------ ------
Gross margin                               32.3    28.0  113.3  110.2


Income from Operations                     10.4     2.2   32.6   30.0
Interest Expense                            4.5     3.5   14.9   14.1
Fair Value Changes on Interest Rate
 Swaps Gain (Loss)                          0.9     2.2    3.2   (0.3)
Net (Loss) Income                          16.8    (3.8)  17.7    2.8
Net (Loss) Income Per Common Share:
    Basic                                 $1.31  ($0.30) $1.38  $0.22
    Diluted                               $1.17  ($0.30) $1.24  $0.20
Weighted Average Number of Shares
 Outstanding:
    Basic                                  12.8    12.7   12.8   12.7
    Diluted                                14.3    12.7   14.3   14.3


                           Balance Sheet

                                         Year Ended     Year Ended
                                         December 31    December 31
                                            2006           2005
                                         -----------    -----------
Current Assets                                $79.8          $69.6
Property, Plant and Equipment, net            180.3          164.2
Total Assets                                  332.7          298.8

Total Current Liabilities                     108.0           66.3
Long Term Debt                                115.4          158.2
Total Stockholders Equity                     100.0           70.9
Total Liabilities and Stockholders
 Equity                                       332.7          298.8


Reconciliation of Non-GAAP Financial Measures:

Net Income to Pro-Forma Net Income Excluding Certain Items
(In Millions)
(unaudited)
                                              Three Months
                                                  Ended    Year Ended
                                              December 31  December 31
                                              ------------ -----------
                                               2006  2005  2006  2005
                                              ------ ----- ----- -----

Net Income (loss) as Reported                  16.8  (3.8) 17.7   2.8
Foreign Exchange Loss (Gain)                  (13.1)  2.3  (1.9)  8.5
Stock option accounting charge (non-cash)       0.0   1.5   0.5   1.2
Fair Value Changes on Interest Rate Swaps
 Loss (Gain)                                   (0.9) (2.2) (3.2)  0.3
Deferred Income Tax effect on Pro-Forma
 Adjustments                                    2.4  (0.8)  0.8  (5.2)
                                              ------ ----- ----- -----
Pro-Forma Net Income Excluding Certain Items    5.2  (3.0) 13.9   7.6
                                              ====== ===== ===== =====


Net Income Per Share Fully Diluted to Pro-Forma Net Income Per Share
 Fully Diluted
Excluding Certain Items
(unaudited)
                                           Three Months
                                               Ended      Year Ended
                                            December 31   December 31
                                           ------------- -------------
                                            2006   2005   2006   2005
                                           ------ ------ ------ ------
Net Income as Reported                      1.17  (0.30)  1.24   0.20
Foreign Exchange Loss (Gain)               (0.92)  0.18  (0.13)  0.59
Fair Value Changes on Interest Rate Swaps
 Loss (Gain)                                0.00   0.12   0.03   0.08
Interest Rate Swap Loss (Gain)             (0.06) (0.17) (0.22)  0.02
Deferred Income Tax effect on Pro-Forma
 Adjustments                                0.16  (0.06)  0.05  (0.36)
                                           ------ ------ ------ ------
Pro-Forma Net Income Excluding Certain
 Items                                      0.35  (0.23)  0.97   0.53
                                           ====== ====== ====== ======


Cash Flow from Operations to Adjusted EBITDA
(In Millions)
(unaudited)
                                            Three Months
                                                Ended      Year Ended
                                            December 31    December 31
                                            ------------   -----------
                                            2006   2005    2006  2005
                                            ----- ------   ----- -----
Cash Flow from Operations                   12.3    5.6    44.6  43.6
Changes in Working Capital                  (3.2)  (2.4)   (4.2) (2.5)
Income Taxes Paid                            1.6    0.8     5.5   4.6
Interest Paid                                4.5    5.6    12.1  10.3
Interest Received                           (0.5)  (0.3)   (1.3) (0.9)
Variable option acct. (non-cash)             0.0   (1.5)   (0.6) (1.2)
Other                                        2.7   (0.2)    2.6   0.0
                                            ----- ------   ----- -----
Adjusted EBITDA                             17.4    7.6    58.7  53.9
                                            ===== ======   ===== =====


     CONTACT: Hungarian Telephone and Cable Corp.
              Chief Financial Officer
              Steven Fast
              Hungary 011-361-888-3535
              U.S. 206-654-0204